                               AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                               SOFTNET SYSTEMS, INC.

   (Pursuant to Sections 241 and 245 of the Delaware General Corporation Law)

     Steven M. Harris hereby certifies that:

     A. He is the sole incorporator of SoftNet Systems, Inc, a Delaware corporation.

     B. The Certificate of Incorporation of said corporation was originally filed in the Office of the Secretary of State of the State of Delaware on April 7, 1999.

     C. The text of the Certificate of Incorporation of this corporation is amended and restated to read in its entirety as follows:

                                  ARTICLE FIRST.

     The name of this Corporation is SoftNet Systems, Inc. (the "Corporation" or the "Company").

                                  ARTICLE SECOND.

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOURTH.

     The name of the Corporation's incorporator is Steven M. Harris and the incorporator's mailing address is 650 Townsend Street, Suite 225, San Francisco, California 94103.

                                   ARTICLE FIFTH.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 104,000,000 shares. 100,000,000 shares shall be Common Stock, $0.01 par value and 4,000,000 shares shall be Preferred Stock, $0.10 par value.

     B. The Board of Directors may issue Preferred Stock from time to time in one or more series. The Board of Directors is hereby authorized to adopt a resolution or resolutions from time to time, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of any wholly unissued class of Preferred Stock, or any wholly unissued series of any such class, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then
outstanding.   In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE SIXTH.

   1.     [RESERVED]

   2.     [RESERVED]

   3. The rights and privileges of the Series C Convertible Preferred Stock are as follows. All references to Articles and Sections within this Article Sixth, Section 3 are solely to Articles and Sections within this Article Sixth,
Section 3.

                             I.  DESIGNATION AND AMOUNT

     The designation of this series, which consists of 10,000 shares of Preferred Stock, is the Series C Convertible Preferred Stock (the "Series C Preferred Stock" or "Series C Preferred Shares") and the face amount per share shall equal $1,000 (the "Face Amount").

                              II.  CERTAIN DEFINITIONS

     For purposes of this Article Sixth, Section 3, the following terms shall have the following meanings:

     "Anniversary Date" means the date that is 9 months following the Closing Date.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are permitted or required by law to be closed.

     "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or


                                          2.

traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holders then holding a majority of the outstanding shares of Series C Preferred Stock ("Majority Holders"), if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders, or, if they are unable to agree on such value, it shall be determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders.

     "Closing Date" means August 31, 1998.

     Closing Price" means the Closing Bid Price of the Common Stock on the Closing Date.

     "Common Stock" means the common stock, $0.01 par value, of the Company.

     "Conversion Price", subject to the adjustments provided for in Article X hereof, means (1) on and prior to the Anniversary Date, 120% of the Closing Price and (2) beginning on the day following the Anniversary Date, the lesser of
(I) 120% of the Closing Price and (ii) the Market Price at the time of conversion.

     "Effective Date" means the date the Registration Statement registering the resale of the shares of Common Stock into which the Series C Preferred Shares are convertible is declared effective by the Securities and Exchange Commission.

     "Holders" means the initial Holders of the Series C Preferred Stock and their permitted transferees.

     "majority of the outstanding shares of Series C Preferred Stock" means greater than 66.6% of the outstanding shares of Series C Preferred Stock.

     "Market Price" means the volume weighted average price of the Common Stock over any five trading days, selected by the Holder, in the 30 trading days ending on the day prior to the Conversion Date.

     "Registration Deadline" means the 90th day following the Closing Date.

     "Registration Statement" means a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     "Securities Purchase Agreement" means the Securities Purchase Agreement referencing this Article Sixth, Section 3, among the Company and the purchasers named therein, as amended from time to time in accordance with the terms thereof.


                                          3.

     "Warrants" means certain stock purchase warrants to acquire shares of Common Stock issued by the Company to the initial Holders in connection with the transactions contemplated by the Securities Purchase Agreement.

                                  III.  DIVIDENDS

     A. GENERAL. Each Holder of the Series C Preferred Stock shall be entitled to receive cumulative dividends at the rate of five percent (5%) of the Face Amount per annum (the "Dividend") of the Series C Preferred Stock held by such Holder commencing on the Closing Date and continuing through the date that no shares of Series C Preferred Stock are held by such Holder. Such cumulative Dividends shall be payable at the end of each fiscal quarter of the Company in arrears in cash or additional Series C Preferred Shares, at the Company's option; provided however, that the Company's option to pay such Dividends in additional Series C Preferred Shares shall be subject to and contingent upon the effectiveness of a Registration Statement for the Common Shares underlying the Series C Preferred Shares and Warrants, and provided further that if the Maximum Share Amount is reached, the Company shall be required to pay such Dividends in cash. Dividends on the Series C Preferred Stock shall accrue and be cumulative on a daily basis from the date payable (with appropriate proration for any partial dividend period), whether or not earned and whether or not in any dividend period there shall be surplus or net profits of the Company legally available for the payment of such dividends. In no event, so long as any Series C Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities (as defined below), nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a class.

     B. PAYMENT OF DIVIDEND IN SERIES C PREFERRED SHARES. Should the Company elect to pay accrued but unpaid Dividends in additional shares of Series C Preferred Stock, the number of Series C Preferred Shares to which the Holder shall be entitled will be equal to the aggregate cash value of such unpaid Dividends, divided by the Face Amount.

                               IV.  CONVERSION

     A. CONVERSION AT THE OPTION OF HOLDER. Subject to Article V(B), beginning on the date of issuance of the Series C Preferred Shares, each Holder may, at any time and from time to time, convert each of its shares of Series C Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined by dividing the aggregate Face Amount of the Series C Preferred Shares being converted (plus any other amounts payable thereon including, without limitation, payments due under Section 2(c) of the Registration Rights Agreement and Conversion Default Payments) by the then applicable Conversion Price, subject to adjustment as provided in Article X; provided, however, that, in no event shall a Holder of shares of Series C Preferred Stock be entitled to convert any such shares to the extent, but only to the extent, that (x) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series C Preferred Stock or


                                          4.

unexercised portion of Warrants or any other securities containing analogous limitations) plus (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a Holder and such Holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rules 13(d) through (g) thereunder, except as otherwise provided in clause (x) of such proviso.

     B. MECHANICS OF CONVERSION. To convert the Series C Preferred Shares, a Holder shall: (i) fax (or deliver by other means resulting in notice) to the Company a copy of the fully executed Notice of Conversion in the form of Exhibit H to the Securities Purchase Agreement, and (ii) surrender or cause to be surrendered to the Company (or satisfy the provisions of Article XIII(A), if applicable) the certificates representing the Series C Preferred Stock being converted (the "Series C Preferred Stock Certificates") and the original executed version of the Notice of Conversion as soon as practicable thereafter. The date the Holder delivers to the Company the Notice of Conversion described in clause (i) or such later date specified in the Notice of Conversion shall be the "Conversion Date." In the case of fax or messenger delivery, delivery shall be deemed made on the date of such fax or messenger delivery. In the case of Federal Express, or other overnight mail service, delivery shall be deemed made the day after the Notice of Conversion is sent. In the case of U.S. Mail, delivery shall be deemed to be five (5) days after the Notice of Conversion is deposited in the U.S. Mail.

     C. TIMING OF CONVERSION. No later than the third Business Day following the Conversion Date (the "Delivery Date"), provided that the Company has received prior to such date the Series C Preferred Stock Certificates (or the Holder has satisfied the provisions of Article XIII(A), if applicable), the Company shall issue and deliver to the Holder (or otherwise at such Holder's direction) that number of shares of Common Stock issuable upon conversion of the number of Series C Preferred Shares being converted and, if applicable, a new certificate representing the Series C Preferred Stock not converted by such Holder. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares at the close of business on the Conversion Date, unless the Notice of Conversion is revoked as provided in Article IV(D). If the Series C Preferred Stock Certificates are not received (or the provisions of Article XIII(A) are not satisfied) prior to the Delivery Date, The Delivery Date shall be extended until the Business Day following the date of surrender to the Company of Series C Preferred Stock Certificates to be converted or satisfaction of the provisions of Article XIII(A), if applicable.

     D. CONTINUING RIGHTS. In addition to any other remedies which may be available to the Holder, in the event the Company fails for any reason to effect delivery to the Holder of certificates representing the shares of Common Stock receivable upon conversion of the Series C Preferred Shares by the Business Day following the Delivery Date (which certificates shall be unlegended as and when required pursuant to the Securities Purchase Agreement, Registration Rights Agreement referencing this Article Sixth, Section 3, by and among the Company and the other signatories thereto (the "Registration Rights Agreement") and this Article Sixth, Section 3), the Holder shall, unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company, regain the rights of a Holder with respect to such


                                          5.

unconverted shares of Series C Preferred Stock and the Company shall immediately return the subject Series C Preferred Stock certificates and other conversion documents, if any, delivered by Holder, to the Holder, or, if shares of Series C Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series C Preferred Stock have not been converted; provided, however, that the Company shall remain liable for payment of the amounts determined pursuant to Article VI(A) hereof for each day falling between the trading day following the Delivery Date and the date of the revocation notice is received by the Company, and shall also remain liable for any damages suffered by Holder.

     E. STAMP, DOCUMENTARY AND OTHER SIMILAR TAXES. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Series C Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of Common Stock to any person other than the registered holder of the Series C Preferred Stock.

     F. NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the conversion of Series C Preferred Stock, but the Company shall make a cash payment equal to such fraction multiplied by the last sale price of the Common Stock in respect of any fractional share which would otherwise be issuable; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

     G. ELECTRONIC TRANSMISSION. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In the case of electronic transmission of such Common Stock, the Company shall, if applicable, within three (3) Business Days issue a new certificate representing the Series C Preferred Stock not converted pursuant to any Notice of Conversion.

              V.   RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK;
                     LIMITATION ON NUMBER OF CONVERSION SHARES

     A.   RESERVATION OF COMMON STOCK.  Subject to the provisions of this
Article V, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Series C Preferred Shares upon issuance of shares of Common Stock and the exercise of all Warrants (at the then current Conversion Price or Exercise Price) in accordance with
Section 4(g) of the Securities Purchase Agreement (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(g) of the Securities Purchase Agreement. In addition, if the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same


                                          6.

time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Preferred Stock.

     B.   LIMITATION ON NUMBER OF COMMON SHARES TO BE ISSUED.
(i) Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series C Preferred Stock equals 19.99% of the outstanding Common Stock on the Closing Date, subject to adjustments for stock dividends, stock splits, combinations or similar events, the Series C Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of Article IV, unless the Company (x) has obtained approval of the issuance of the Series C Preferred Stock by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (the "Stockholder Approval"), (y) shall have otherwise obtained permission to allow such issuances from the American Stock Exchange or such other principal exchange upon which the Common Stock is then trading (the "Common Stock Exchange"); or (z) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Series C Preferred Stock in excess of 19.99% of the outstanding Common Stock without shareholder approval. The maximum number of shares of Common Stock issuable as a result of the limitation set forth in the first sentence of this Article V(B) is hereinafter referred to as the "Maximum Share Amount." With respect to each Holder of Series C Preferred Stock, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Article X below. Notwithstanding anything in this Article Sixth, Section 3 to the contrary, for purposes of determining the aggregate number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, if the issuance of Common Stock hereunder is aggregated with the issuance of Common Stock in conversion of the Series A Convertible Preferred Stock and/or the Series B Convertible Preferred Stock (collectively, the "Other Series") pursuant to the regulations of the American Stock Exchange, the shares of Common Stock issuable upon conversion of the Other Series shall be aggregated with the shares of Common Stock issuable in conversion of the Series C Preferred Stock in determining the Maximum Share Amount. The Company will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) no later than 120 days following the Closing Date. In the event that the Company obtains Stockholder Approval, the approval of the Common Stock Exchange or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained, but there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the period for obtaining effectiveness of such registration statement. Notwithstanding anything in this Article V(B)(i) to the contrary, and subject to Article V(B)(ii) below, the Company shall only be required to issue a number of shares of Common Stock upon conversion of the Series C Preferred Stock equal to (p) the


                                          7.

original aggregate Face Amount of all Series C Preferred Stock issued on the Closing Date divided by (q) 50% of the Closing Price (exclusive of any shares of Common Stock issuable upon conversion of the Other Series), subject to adjustments for stock dividends, stock splits, combinations or similar events (the "Maximum Share Amount Cap").

          (ii) Notwithstanding anything in this Article Sixth, Section 3 to the contrary, in the event the Maximum Share Amount is reached as a result of conversions of the Series C Preferred Stock or any Other Series, the Company shall honor any request for conversion of the Series C with a payment in cash equal to the number of shares of Common Stock that would have otherwise been issued upon such conversion multiplied by the five day average Closing Bid Price of the Common Stock on the date of delivery of the Conversion Notice; provided that, no such payment shall be made in the event the Maximum Share Amount Cap is reached. Any cash payment made pursuant to this paragraph shall be counted toward the Maximum Share Amount Cap as if such conversion was effected by the issuance of shares of Common Stock. If the Maximum Share Amount Cap is reached the Company must within ten (10) business days either (x) provide irrevocable notice to the Company that it will redeem all of the outstanding shares of Series C Preferred Stock at the Face Amount thereof plus any accrued and unpaid dividends and other payments thereon as provided by Article VII(C)(ii), and so redeem the Series C Preferred Stock within one hundred eighty (180) days following such notice, or (y) so long as the Stockholder Approval has been obtained, provide irrevocable notice to the Holders that the Company will honor Notices of Conversion that will result in the issuance of shares of Common Stock in excess of the Maximum Share Amount Cap, and thereafter honor such conversions without reference to the Maximum Share Amount Cap or (z) if Shareholder Approval has not been obtained within 120 days of the issuance of the Series C Preferred Stock, provide irrevocable notice to the Holders that the Company will honor Notice of Conversion in excess of the Maximum Share Amount Cap if such conversions do not violate the rules and regulations of the applicable stock exchange or quotation system on which the Common Stock is then traded (but only to the extent such rules or regulations would not be violated); provided, however, that for purposes of this clause (z), in the event the Maximum Share Amount is reached, the Company will redeem the Series C Preferred Stock in accordance with Article (V)(B)(ii)(x) above.

     C. ALLOCATION OF RESERVED AMOUNT, MAXIMUM SHARE AMOUNT. The Reserved Amount and the Maximum Share Amount shall be allocated among the initial Holders according to the number of Series C Preferred Shares issued to each such Holder on the Closing Date. Any Common Shares which were initially allocated to any Holder remaining after such Holder no longer owns any Series C Preferred Shares shall be allocated among the remaining Holders pro rata, based on the number of Series C Preferred Shares then held by such Holders.

                         VI.  FAILURE TO CONVERT

     A. If, at any time, (x) a Notice of Conversion has been sent to the Company and the Company fails for any reason to deliver, on or prior to the third Business Day following the expiration of the Delivery Date for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of Common Stock to which such Holder is entitled (taking into account the limitations on conversions imposed by such Holder's allocated portion of the Maximum Share Amount) upon such conversion, or (y) the Company provides notice


                                          8.

(including by way of public announcement) (the "Refusal Notice") to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Article Sixth, Section 3 (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Series C Preferred Stock held by such Holder with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series C Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition or if a Conversion Notice has been submitted and the Company has issued a Refusal Notice, the date the Company effects the conversion of the portion of the Series C Preferred Stock submitted for conversion and (ii) if no Conversion Notices have been submitted, with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Series C Preferred Stock in accordance with the terms of this Article Sixth, Section 3. The Company shall promptly provide each Holder with notice of the occurrence of a Conversion Default with respect to any of the other Holders.

     The payments to which a Holder shall be entitled pursuant to this Section VI(A) are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be paid in cash. Such payment shall be made in accordance with and be subject to the provisions of Article XIII(B).

                 VII. REDEMPTION DUE TO CERTAIN EVENTS

     A. REDEMPTION EVENTS. A "Redemption Event" means any one of the following (after expiration of any applicable cure period):

          (i) the Company fails, and any such failure continues uncured for seven (7) Business Days after the Company has been notified thereof in writing by the Holder, to (x) remove any restrictive legend on any certificate for any shares of Common Stock issued after the Effective Date to the Holders upon conversion of the Series C Preferred Stock or upon exercise of the Warrants, or
(y) to transfer or cause its transfer agent to transfer any certificate for shares of Common Stock issued to a Holder upon conversion of the Series C Preferred Stock, in each case as and when required by this Article Sixth,
Section 3, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement; or

          (ii) the Company fails to fulfill it obligations pursuant to Sections 4(c), 4(g), 4(i) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations hall not be rescinded in writing) for ten (10) days after the Corporation shall have been notified thereof in writing by any holder of Series C Preferred Stock; or

          (iii) the Company fails to make any payment due pursuant to Article VII(C) when due; or


                                          9.

          (iv) the Company fails to fulfill any of its obligations pursuant to the Registration Rights Agreement (or makes any statement that it does not intend to honor such obligations) and any such failure shall continue uncured (or any statement not to honor its obligations shall not be rescinded) for ten
(10) business days; or

          (v) the Company (x) fails to cause the Registration Statement to be declared effective on or before the date that is one hundred eighty (180) days following the Closing Date, or (y) such Registration Statement lapses in effect (or sales cannot be made by the Holders thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more then forty-five (45) consecutive days or seventy-five (75) days in any twelve (12) month period after such Registration Statement becomes effective, or (z) the Common Stock is not listed or included for quotation on the Nasdaq, NYSE, AMEX or that trading is halted after the Registration Statement has been declared effective for more than an aggregate of twenty (20) trading days or more in any twelve (12) month period.

     B. REDEMPTION OF HOLDER'S SHARES. Upon the occurrence and during the continuation of any Redemption Event, the Company shall, as to each Holder of the then outstanding shares of Series C Preferred Stock who have given written notice (the "Optional Redemption Notice") to the Company of such Redemption Event, purchase each such Holder's shares of Series C Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Face Amount of the shares to be redeemed, plus (b) accrued and unpaid dividends and any other amounts payable thereon (including without limitation payments due under Section 2 of the Registration Rights Agreement and Conversion Default Payments) through the date of payment of the Optional Redemption Amount (as defined herein) (the "Optional Redemption Date") and (2) the "Parity Value" of the shares to be redeemed (the greater of such amounts being the "Optional Redemption Amount"); provided that if such Redemption Event is pursuant to
Article VII(A)(v), the Company may, at its sole option, in lieu of the foregoing purchase, pay the Holder an amount equal to the Default Amount (as defined below) multiplied by the number of shares of Series C Preferred Stock held by such holder on the date of the Optional Redemption Notice. "Parity Value" means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such shares at such time (treating the Trading Day immediately preceding the Optional Redemption Date as the "Conversion Date" (as hereinafter defined), unless the Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest closing sale price for the Common Stock on the principal trading market for such shares during the period beginning on the date of first occurrence of the Redemption Event and ending on such "Conversion Date." "Default Amount" shall mean Fifty U.S. Dollars ($50).

     In the case of a Redemption Event, if the Company fails to pay the Default Amount or the Optional Redemption Amount, as applicable, for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series C Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to require the Company, upon written notice, to immediately issue (in accordance with and subject to the terms of Article V above), in lieu of the Default Amount or the Optional Redemption Amount, as applicable, with respect to each outstanding share of Series C Preferred Stock held by such


                                         10.

holder, the number of shares of Common Stock of the Company equal to the Default Amount or the Optional Redemption Amount, as applicable, divided by any Conversion Price, as chosen in the sole discretion of the Holder, in effect from the date of the Redemption Event until the date such Holder elects to exercise its rights pursuant to this paragraph. Payment of the Default Amount shall not affect the holders ongoing rights with respect to the then outstanding shares of Series C Preferred Stock or the rights of such holders to pursue alternate damages in respect of the events giving rise to such payments.

     C. REDEMPTION OF HOLDER'S SHARES. Upon the occurrence and during the Optional Redemption by the Company. So long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock, for a period of twenty (20) days prior to the date of delivery of any written notice of redemption pursuant to Article VII(C), are then (x) authorized and reserved for issuance, (y) registered for re-sale under the 1933 Act by the Holders (or may otherwise be resold publicly without restriction); provided, however, that this clause (y) shall not apply to any redemption made with the proceeds from a Qualified Offering (as defined), and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Redemption Event in effect the Company may, at its option, upon twenty (20) Business Days' irrevocable written notice, redeem the Series C Preferred Stock, as follows:

          (i) Beginning upon the earlier to occur of (a) the date that the Company completes an underwritten public offering of its Common Stock or Rule 144A offering to "qualified institutional buyers" and "accredited institutional investors" in an amount of at least $10,000,000 (a "Qualified Offering"), or (b) the date that is eighteen months following the Closing Date, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding Series C Preferred Shares at 110% of the Face Amount of the Series C Preferred Shares during the first 12 months following issuance, and thereafter 120% of the Face Amount of the Series C Preferred Shares, in each case plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

          (ii) Beginning on the date any Holder reaches such Holder's Maximum Share Amount, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding shares of Series C Preferred Stock held by the Holder who has reached its Maximum Share Amount at a price per share equal to 100% of the Face Amount such shares of Series C Preferred Stock plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

     Nothing in this Article VII(C) shall prohibit conversions of Series C Preferred Stock otherwise permitted pursuant to the terms of this Article Sixth,
Section 3 during the pendency of any notice of optional redemption by the Company hereunder.

     D. MATURITY; REQUIRED REDEMPTION. Subject to the limitations contained in Article VII(F) and so long as there is not then a continuing Redemption Event, hereof each share of Series C Preferred Stock outstanding on the third anniversary of the Closing Date (the "Maturity Date") will be redeemed at the Company's sole option, (a) so long as the Company has provided the Holders ten
(10) business days prior written notice of its election to pay cash on the Maturity Date, in cash equal to the aggregate face value thereof plus accrued and unpaid dividends, if any,


                                         11.

and any other amounts payable thereon or, (b) by delivery of a number of shares of Common Stock issuable upon conversion of all of the Series C Preferred Stock at the lesser of the then-applicable Conversion Price and the five trading day average closing bid price on the Maturity Date, including any adjustment under
Article X; provided that (i) any necessary approval for the issuance of additional shares has been obtained if the Maximum Share Amount has been reached (or will be exceeded as a result of any conversion at maturity), and (ii) all shares of Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (x) authorized and reserved for issuance, (y) registered under the Securities Act for resale by all Holders of such Series C Preferred Shares and (z) eligible to be traded on either the Nasdaq, Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange. The Maturity Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series C Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise), (ii) any Redemption Event (as defined in Article V(A) exists, without regard to whether any cure periods shall have run or (iii) that the Company is in breach of any of its obligations pursuant to Section 4(g) of the Purchase Agreement.

     E. REDEMPTION DEFAULTS. If the Company fails to pay any Holder the redemption consideration with respect to any share of Series C Preferred Stock, as provided in this Article VII, within five (5) Business Days of its receipt or delivery, as applicable, of a notice requiring such redemption (the "Redemption Notice"), then each Holder (i) shall be entitled to interest on the redemption consideration not paid at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder. In the event the Company is not able to redeem all of the shares of Series C Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Series C Preferred Stock from each Holder, pro rata, based on the total number of shares of Series C Preferred Stock included in the Redemption Notice relative to the total number of shares of Series C Preferred Stock in all of the Redemption Notices. In the case of a Redemption Event, if the Company fails to pay the Optional Redemption Amount for each share for any reason (including, without limitation, the circumstances specified in Article VII(F)), within five
(5) Business Days of the applicable Redemption Notice then (assuming there are sufficient authorized shares) in addition to all other available remedies, each Holder of Series C Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to convert, upon written notice, in lieu of the Redemption Amount, each outstanding share of Series C Preferred Stock held by such Holder, into the number of shares of Common Stock of the Company equal to the Redemption Amount, divided by the Conversion Price then in effect, subject in all cases to each such Holder's Maximum Share Amount.

     F. CAPITAL IMPAIRMENT. In the event that any section of the DelawareGeneral Corporation Law ("DGCL"), would be violated by the redemption of any shares of Series C Preferred Stock that are otherwise subject to redemption pursuant to this Article VII, the Company: (i) will redeem the greatest number of shares of Series C Preferred Stock possible without violation of said Article; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Article Sixth, Section 3 and the agreements entered


                                         12.

into in connection with the issuance of Series C Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said Article; and (iii) from time to time thereafter as promptly as possible the Company shall redeem shares of Series C Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of the DGCL.

                          VIII.     RANK; PARTICIPATION

     A. RANK. All shares of the Series C Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock obtained in accordance with Article XII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series C Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with the Other Series, and any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock obtained in accordance with
Article XII hereof, if required) specifically ranking, by its terms, on parity with the Series C Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock obtained in accordance with Article XII hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     B. PARTICIPATION. Subject to the rights of the Holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as such Holders, be entitled to such dividends paid and distributions made to the Holders of Common Stock to the same extent as if such Holders had converted their shares of Series C Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had been issued such Common Stock on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the Holders of Common Stock.

                            IX.  LIQUIDATION PREFERENCE

     A. LIQUIDATION OF THE COMPANY. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive


                                         13.

days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities and, together with the Holders of Series C Preferred Stock the Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each Series C Preferred Share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. CERTAIN ACTS NOT A LIQUIDATION. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

     C. DEFINITION OF LIQUIDATION PREFERENCE. The "Liquidation Preference" with respect to a share of Series C Preferred Stock means an amount equal to the Face Amount thereof plus any other amounts that may be due from the Company with respect thereto, including any accrued and unpaid dividends, pursuant to this Article Sixth, Section 3 or the Registration Rights Agreement through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Article Sixth, Section 3 filed in respect thereof.

           X.   ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. STOCK SPLITS, STOCK DIVIDENDS, ETC. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the number of shares of Common Stock issuable upon conversion of the Series C Preferred Shares shall be proportionately increased, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the number of shares of Common Stock issuable upon conversion of the Series C Preferred Shares shall be proportionately reduced. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

     B. MAJOR TRANSACTIONS. If the Company shall consolidate with or merge into any corporation, sell all or substantially all of its assets, effectuate a transaction or series of transactions in which 50% or more of the voting power of the Company is disposed of or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be


                                         14.

entitled to receive consideration, in exchange for each share of Series C Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of the Holders of at least 50.1% of the outstanding shares of Series C Preferred Stock: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Series C Preferred Stock would have been entitled upon such Major Transaction (without regard to any limitations on conversion herein contained) and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefore as a part of such consolidation, merger or reclassification; and (ii) the Redemption Amount, in cash. No sooner than ten
(10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) Business Day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier). Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this Article X(B). If the Major Transaction Consideration does not consist entirely of United States dollars, the value of such other property shall be determined by a reputable accounting firm selected by the Company that is reasonably acceptable the Holders of a majority of the outstanding shares of Series C Preferred Stock.

     C. ADJUSTMENT DUE TO DISTRIBUTION. If at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the minimum Conversion Price per share shall be reduced by the value of such Distribution per share. If the Distribution does not consist entirely of U.S. Dollars, the value of such other property shall be determined by a reputable accounting firms selected by the Company that is reasonably acceptable to the Holders of a majority of the outstanding shares of Series C Preferred Stock.

     D.   PURCHASE RIGHTS.    If at any time after the Closing Date, the Company
issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     E. ADJUSTMENT TO CONVERSION PRICE. If at any time when Series C Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or


                                         15.

decreased by a stock split, stock dividend, combination, reclassification, below-market price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for the Series C Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event during the calculation period preceding the Conversion Date. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

     F. ADJUSTMENT FOR RESTRICTED PERIODS. If (i) the Company fails to obtain effectiveness of the Registration Statement prior to ninety (90) days following the Closing Date, or (ii) the Registration Statement, once effective, lapses in effect, or sales cannot otherwise be made thereunder, whether by reason of the Company's failure or inability to amend or supplement the prospectus included therein ("Prospectus") in accordance with the Registration Rights Agreement or otherwise, then the 20 trading days period ("Lookback Period") used for determining the "Market Price" shall be extended to include (x) in the case of an event described in clause (i), the 20 trading days immediately preceding the 90th day following the Closing Date plus all Trading Days through and including the date of effectiveness of the Registration Statement, and (y) in the case of an event described in clause (ii), the number of trading days preceding the date on which the Holder is first notified that sales may not be made under the Prospectus, which would otherwise then be included in the Lookback Period plus all trading days through and including the date on which the Holder is notified that sales may again be made under the Prospectus. If a Holder of the Series C Preferred Stock reasonably determines that sales may not be made pursuant to the Prospectus, it shall notify the Company in writing and, unless the Company provides Holder with an opinion of Company's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

     G. ADJUSTMENT TO CONVERSION PRICE UPON ANNIVERSARY DATE. If the average of the Closing Bid Prices of the Common Stock over the twenty (20) consecutive trading days immediately preceding the Anniversary Date is greater than 130% of the Closing Price, then beginning on the Anniversary Date, the Conversion Price will be reset to 130% of the Closing Price.

     H. ADJUSTMENT TO CONVERSION PRICE FOR MAJOR ANNOUNCEMENTS. In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock or otherwise publicly announces an intention to replace a majority of the Company's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article II. For purposes hereof, "Adjusted Conversion Price


                                         16.

Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this Article X(H) has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Article X(H) to become operative. Adjustment to Conversion Price for Major Announcements.

     I. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section X, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

                                 XI.  VOTING RIGHTS

     No Holder of the Series C Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, except as may be otherwise expressly required by law.

                            XII.  PROTECTION PROVISIONS

     So long as any Series C Preferred Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of majority of the outstanding shares of Series C Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C Preferred Stock; (c) create or issue any Senior Securities; (d) create or issue any Pari Passu Securities (except for Pari Passu Securities that are convertible preferred securities with a fixed conversion price at a premium to the market price of the Common Stock at the date of issuance), (e) increase the authorized number of shares of Series C Preferred Stock; (f) increase the par value of the Common Stock; or (g) do any act or thing not authorized or contemplated by this Article Sixth, Section 3 which would result in any taxation with respect to the Series C Preferred Stock under
Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

                               XIII.     MISCELLANEOUS

     A. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Series C Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series C Preferred Stock


                                         17.

Certificate(s), the Company shall execute and deliver new Series C Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series C Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Series C Preferred Stock.

     B. PAYMENT OF CASH; DEFAULTS. Whenever the Company is required to make any cash payment to a Holder under this Article Sixth, Section 3 (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law.

     C. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Article Sixth, Section 3 shall be cumulative and in addition to all other remedies available under this Article Sixth, Section 3, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Article Sixth,
Section 3. Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein; provided, however, that the Company shall be entitled to prepare summaries of this Article Sixth, Section 3 for purposes of complying with its disclosure obligations and in connection with bona fide disputes as to the operations of the provisions of this Article Sixth, Section 3.

     D. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     E. NOTICES. Any notice from a Holder to the Company hereunder shall be given to the Company in accordance with Section 8(f) of the Securities Purchase Agreement. Any notices from the Company to a Holder shall be given to such Holder at such Holder's address as shown in the stock register of the Company and otherwise in accordance with Section 8(f) of the Securities Purchase Agreement.

   4. The rights and privileges of the Series D Convertible Preferred Stock are as follows. All references to Articles and Sections within this Article Sixth, Section 4 are solely to Articles and Sections within this Article Sixth,
Section 4.


                                         18.

                             I.  DESIGNATION AND AMOUNT

     The designation of this series, which consists of 10,000 shares of Preferred Stock, is the Series D Convertible Preferred Stock (the "Series D Preferred Stock" or "Series D Preferred Shares") and the face amount per share shall equal $1,000 (the "Face Amount").

                              II.  CERTAIN DEFINITIONS

     For purposes of this Article Sixth, Section 4, the following terms shall have the following meanings:

     "Anniversary Date" means the date that is 9 months following the Closing Date.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are permitted or required by law to be closed.

     "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holders then holding a majority of the outstanding shares of Series D Preferred Stock ("Majority Holders"), if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders, or, if they are unable to agree on such value, it shall be determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders.

     "Closing Date" means the date on which the Series D Preferred Shares are initially issued.

     "Closing Price" means the average Closing Bid Price of the Common Stock over the five trading days immediately preceding the Closing Date.

     "Common Stock" means the common stock, $0.01 par value, of the Company.

     "Conversion Price", subject to the adjustments provided for in Article X hereof, means (1) on and prior to the Anniversary Date, 120% of the Closing Price and (2) beginning on the day following the Anniversary Date, the lesser of
(i) 120% of the Closing Price and (ii) the Market Price at the time of conversion.


                                         19.

     "Effective Date" means the date the Registration Statement registering the resale of the shares of Common Stock into which the Series D Preferred Shares are convertible is declared effective by the Securities and Exchange Commission.

     "Holders" means the initial Holders of the Series D Preferred Stock and their permitted transferees.

     "majority of the outstanding shares of Series D Preferred Stock" means greater than 66.6% of the outstanding shares of Series D Preferred Stock.

     "Market Price" means the volume weighted average price of the Common Stock over any five trading days, selected by the Holder, in the 30 trading days ending on the day prior to the Conversion Date.

     "Registration Deadline" means the 90th day following the Closing Date.

     "Registration Statement" means a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     "Securities Purchase Agreement" means the Securities Purchase Agreement referencing this Article Sixth, Section 4, among the Company and the purchasers named therein, as amended from time to time in accordance with the terms thereof.

     "Warrants" means certain stock purchase warrants to acquire shares of Common Stock issued by the Company to the initial Holders in connection with the transactions contemplated by the Securities Purchase Agreement.

                                 III. DIVIDENDS

     A. GENERAL. Each Holder of the Series D Preferred Stock shall be entitled to receive cumulative dividends at the rate of five percent (5%) of the Face Amount per annum (the "Dividend") of the Series D Preferred Stock held by such Holder commencing on the Closing Date and continuing through the date that no shares of Series D Preferred Stock are held by such Holder. Such cumulative Dividends shall be payable at the end of each fiscal quarter of the Company in arrears in cash or additional Series D Preferred Shares, at the Company's option; provided however, that the Company's option to pay such Dividends in additional Series D Preferred Shares shall be subject to and contingent upon the effectiveness of a Registration Statement for the Common Shares underlying the Series D Preferred Shares and Warrants, and provided further that if the Maximum Share Amount is reached, the Company shall be required to pay such Dividends in cash. Dividends on the Series D Preferred Stock shall accrue and be cumulative on a daily basis from the date payable (with appropriate proration for any partial dividend period), whether or not earned and whether or not in any dividend period there shall be surplus or net profits of the Company legally available for the payment of such dividends. In no event, so long as any Series D Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities (as defined below), nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent


                                         20.

of the Holders of a majority of the outstanding shares of Series D Preferred Stock, voting together as a class.

     B. PAYMENT OF DIVIDEND IN SERIES D PREFERRED SHARES. Should the Company elect to pay accrued but unpaid Dividends in additional shares of Series D Preferred Stock, the number of Series D Preferred Shares to which the Holder shall be entitled will be equal to the aggregate cash value of such unpaid Dividends, divided by the Face Amount.

                                  IV.  CONVERSION

     A. CONVERSION AT THE OPTION OF HOLDER. Subject to Article V(B), beginning on the date of issuance of the Series D Preferred Shares, each Holder may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined by dividing the aggregate Face Amount of the Series D Preferred Shares being converted (plus any other amounts payable thereon including, without limitation, payments due under Section 2(c) of the Registration Rights Agreement and Conversion Default Payments) by the then applicable Conversion Price, subject to adjustment as provided in Article X; provided, however, that, in no event shall a Holder of shares of Series D Preferred Stock be entitled to convert any such shares to the extent, but only to the extent, that (x) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series D Preferred Stock or unexercised portion of Warrants or any other securities containing analogous limitations) plus (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series D Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a Holder and such Holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rules 13(d) through (g) thereunder, except as otherwise provided in clause (x) of such proviso.

     B. MECHANICS OF CONVERSION. To convert the Series D Preferred Shares, a Holder shall: (i) fax (or deliver by other means resulting in notice) to the Company a copy of the fully executed Notice of Conversion in the form of Exhibit H to the Securities Purchase Agreement, and (ii) surrender or cause to be surrendered to the Company (or satisfy the provisions of Article XIII(A), if applicable) the certificates representing the Series D Preferred Stock being converted (the "Series D Preferred Stock Certificates") and the original executed version of the Notice of Conversion as soon as practicable thereafter. The date the Holder delivers to the Company the Notice of Conversion described in clause (i) or such later date specified in the Notice of Conversion shall be the "Conversion Date." In the case of fax or messenger delivery, delivery shall be deemed made on the date of such fax or messenger delivery. In the case of Federal Express, or other overnight mail service, delivery shall be deemed made the day after the Notice of Conversion is sent. In the case of U.S. Mail, delivery shall be deemed to be five (5) days after the Notice of Conversion is deposited in the U.S. Mail.

     C. TIMING OF CONVERSION. No later than the third Business Day following the Conversion Date (the "Delivery Date"), provided that the Company has received prior to such


                                         21.

date the Series D Preferred Stock Certificates (or the Holder has satisfied the provisions of Article XIII(A), if applicable), the Company shall issue and deliver to the Holder (or otherwise at such Holder's direction) that number of shares of Common Stock issuable upon conversion of the number of Series D Preferred Shares being converted and, if applicable, a new certificate representing the Series D Preferred Stock not converted by such Holder. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares at the close of business on the Conversion Date, unless the Notice of Conversion is revoked as provided in Article IV(D). If the Series D Preferred Stock Certificates are not received (or the provisions of Article XIII(A) are not satisfied) prior to the Delivery Date, The Delivery Date shall be extended until the Business Day following the date of surrender to the Company of Series D Preferred Stock Certificates to be converted or satisfaction of the provisions of Article XIII(A), if applicable.

     D. CONTINUING RIGHTS. In addition to any other remedies which may be available to the Holder, in the event the Company fails for any reason to effect delivery to the Holder of certificates representing the shares of Common Stock receivable upon conversion of the Series D Preferred Shares by the Business Day following the Delivery Date (which certificates shall be unlegended as and when required pursuant to the Securities Purchase Agreement, Registration Rights Agreement referencing this Article Sixth, Section 4, by and among the Company and the other signatories thereto (the "Registration Rights Agreement") and this Article Sixth, Section 4), the Holder shall, unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company, regain the rights of a Holder with respect to such unconverted shares of Series D Preferred Stock and the Company shall immediately return the subject Series D Preferred Stock certificates and other conversion documents, if any, delivered by Holder, to the Holder, or, if shares of Series D Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series D Preferred Stock have not been converted; provided, however, that the Company shall remain liable for payment of the amounts determined pursuant to Article VI(A) hereof for each day falling between the trading day following the Delivery Date and the date of the revocation notice is received by the Company, and shall also remain liable for any damages suffered by Holder.

     E. STAMP, DOCUMENTARY AND OTHER SIMILAR TAXES. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Series D Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of Common Stock to any person other than the registered holder of the Series D Preferred Stock.

     F. NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the conversion of Series D Preferred Stock, but the Company shall make a cash payment equal to such fraction multiplied by the last sale price of the Common Stock in respect of any fractional share which would otherwise be issuable; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

     G. ELECTRONIC TRANSMISSION. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is


                                         22.

participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In the case of electronic transmission of such Common Stock, the Company shall, if applicable, within three (3) Business Days issue a new certificate representing the Series D Preferred Stock not converted pursuant to any Notice of Conversion.

               V.   RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK;
                     LIMITATION ON NUMBER OF CONVERSION SHARES

     A.   RESERVATION OF COMMON STOCK.  Subject to the provisions of this
Article V, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Series D Preferred Shares upon issuance of shares of Common Stock and the exercise of all Warrants (at the then current Conversion Price or Exercise Price) in accordance with
Section 4(g) of the Securities Purchase Agreement (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(g) of the Securities Purchase Agreement. In addition, if the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Preferred Stock.

     B.   LIMITATION ON NUMBER OF COMMON SHARES TO BE ISSUED.
(i) Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series D Preferred Stock equals 19.99% of the outstanding Common Stock on the Closing Date, subject to adjustments for stock dividends, stock splits, combinations or similar events, the Series D Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of Article IV, unless the Company (x) has obtained approval of the issuance of the Series D Preferred Stock by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (the "Stockholder Approval"), (y) shall have otherwise obtained permission to allow such issuances from the American Stock Exchange or such other principal exchange upon which the Common Stock is then trading (the "Common Stock Exchange"); or (z) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Series D Preferred Stock in excess of 19.99% of the outstanding Common Stock without shareholder approval. The maximum number of shares of Common Stock issuable as a result of the limitation set forth in the first sentence of this Article V(B) is hereinafter referred to as the "Maximum Share Amount." With respect to each Holder of Series D Preferred Stock, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Article X below. Notwithstanding anything in this Article Sixth, Section 4 to the contrary, for purposes of determining the aggregate number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, if the issuance of Common Stock


                                         23.

hereunder is aggregated with the issuance of Common Stock in conversion of the Series A Convertible Preferred Stock and/or the Series B Convertible Preferred Stock and/or the Series C Convertible Preferred Stock (collectively, the "Other Series") pursuant to the regulations of the American Stock Exchange, the shares of Common Stock issuable upon conversion of the Other Series shall be aggregated with the shares of Common Stock issuable in conversion of the Series D Preferred Stock in determining the Maximum Share Amount. The Company will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) no later than 120 days following the Closing Date. In the event that the Company obtains Stockholder Approval, the approval of the Common Stock Exchange or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained, but there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the period for obtaining effectiveness of such registration statement. Notwithstanding anything in this Article V(B)(i) to the contrary, and subject to Article V(B)(ii) below, the Company shall only be required to issue a number of shares of Common Stock upon conversion of the Series D Preferred Stock equal to (p) the original aggregate Face Amount of all Series D Preferred Stock issued on the Closing Date divided by (q) 50% of the Closing Price (exclusive of any shares of Common Stock issuable upon conversion of the Other Series), subject to adjustments for stock dividends, stock splits, combinations or similar events (the "Maximum Share Amount Cap").

          (ii) Notwithstanding anything in this Article Sixth, Section 4 to the contrary, in the event the Maximum Share Amount is reached as a result of conversions of the Series D Preferred Stock or any Other Series, the Company shall honor any request for conversion of the Series D Preferred Stock with a payment in cash equal to the number of shares of Common Stock that would have otherwise been issued upon such conversion multiplied by the five day average Closing Bid Price of the Common Stock on the date of delivery of the Conversion Notice; provided that, no such payment shall be made in the event the Maximum Share Amount Cap is reached. Any cash payment made pursuant to this paragraph shall be counted toward the Maximum Share Amount Cap as if such conversion was effected by the issuance of shares of Common Stock. If the Maximum Share Amount Cap is reached the Company must within ten (10) business days either (x) provide irrevocable notice to the Company that it will redeem all of the outstanding shares of Series D Preferred Stock at the Face Amount thereof plus any accrued and unpaid dividends and other payments thereon as provided by Article VII(C)(ii), and so redeem the Series D Preferred Stock within one hundred eighty
(180) days following such notice, or (y) so long as the Stockholder Approval has been obtained, provide irrevocable notice to the Holders that the Company will honor Notices of Conversion that will result in the issuance of shares of Common Stock in excess of the Maximum Share Amount Cap, and thereafter honor such conversions without reference to the Maximum Share Amount Cap or (z) if Shareholder Approval has not been obtained within 120 days of the issuance of the Series D Preferred Stock, provide irrevocable notice to the Holders that the Company will honor Notice of Conversion in


                                         24.

excess of the Maximum Share Amount Cap if such conversions do not violate the rules and regulations of the applicable stock exchange or quotation system on which the Common Stock is then traded (but only to the extent suchrules or regulations would not be violated); provided, however, that for purposes of this clause (z), in the event the Maximum Share Amount is reached, the Company will redeem the Series D Preferred Stock in accordance with Article (V)(B)(ii)(x) above.

     C. ALLOCATION OF RESERVED AMOUNT, MAXIMUM SHARE AMOUNT. The Reserved Amount and the Maximum Share Amount shall be allocated among the initial Holders according to the number of Series D Preferred Shares issued to each such Holder on the Closing Date. Any Common Shares which were initially allocated to any Holder remaining after such Holder no longer owns any Series D Preferred Shares shall be allocated among the remaining Holders pro rata, based on the number of Series D Preferred Shares then held by such Holders.

                              VI.  FAILURE TO CONVERT

     A. If, at any time, (x) a Notice of Conversion has been sent to the Company and the Company fails for any reason to deliver, on or prior to the third Business Day following the expiration of the Delivery Date for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of Common Stock to which such Holder is entitled (taking into account the limitations on conversions imposed by such Holder's allocated portion of the Maximum Share Amount) upon such conversion, or (y) the Company provides notice (including by way of public announcement) (the "Refusal Notice") to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Article Sixth, Section 4 (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Series D Preferred Stock held by such Holder with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series D Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition or if a Conversion Notice has been submitted and the Company has issued a Refusal Notice, the date the Company effects the conversion of the portion of the Series D Preferred Stock submitted for conversion and (ii) if no Conversion Notices have been submitted, with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Series D Preferred Stock in accordance with the terms of this Article Sixth, Section 4. The Company shall promptly provide each Holder with notice of the occurrence of a Conversion Default with respect to any of the other Holders.

     The payments to which a Holder shall be entitled pursuant to this Section VI(A) are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be paid in cash. Such payment shall be made in accordance with and be subject to the provisions of Article XIII(B).

                       VII.  REDEMPTION DUE TO CERTAIN EVENTS


                                         25.

     A. REDEMPTION EVENTS. A "Redemption Event" means any one of the following (after expiration of any applicable cure period):

          (i) the Company fails, and any such failure continues uncured for seven (7) Business Days after the Company has been notified thereof in writing by the Holder, to (x) remove any restrictive legend on any certificate for any shares of Common Stock issued after the Effective Date to the Holders upon conversion of the Series D Preferred Stock or upon exercise of the Warrants, or
(y) to transfer or cause its transfer agent to transfer any certificate for shares of Common Stock issued to a Holder upon conversion of the Series D Preferred Stock, in each case as and when required by this Article Sixth,
Section 4, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement; or

          (ii) the Company fails to fulfill it obligations pursuant to Sections 4(c), 4(g), 4(i) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations hall not be rescinded in writing) for ten (10) days after the Corporation shall have been notified thereof in writing by any holder of Series D Preferred Stock; or

          (iii) the Company fails to make any payment due pursuant to Article VII(C) when due; or

          (iv) the Company fails to fulfill any of its obligations pursuant to the Registration Rights Agreement (or makes any statement that it does not intend to honor such obligations) and any such failure shall continue uncured (or any statement not to honor its obligations shall not be rescinded) for ten
(10) business days; or

          (v) the Company (x) fails to cause the Registration Statement to be declared effective on or before the date that is one hundred eighty (180) days following the Closing Date, or (y) such Registration Statement lapses in effect (or sales cannot be made by the Holders thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more then forty-five (45) consecutive days or seventy-five (75) days in any twelve (12) month period after such Registration Statement becomes effective, or (z) the Common Stock is not listed or included for quotation on the Nasdaq, NYSE, AMEX or that trading is halted after the Registration Statement has been declared effective for more than an aggregate of twenty (20) trading days or more in any twelve (12) month period.

     B. REDEMPTION OF HOLDER'S SHARES. Upon the occurrence and during the continuation of any Redemption Event, the Company shall, as to each Holder of the then outstanding shares of Series D Preferred Stock who have given written notice (the "Optional Redemption Notice") to the Company of such Redemption Event, purchase each such Holder's shares of Series D Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Face Amount of the shares to be redeemed, plus (b) accrued and unpaid dividends and any other amounts payable thereon (including without limitation payments due under Section 2 of the Registration Rights Agreement and Conversion Default Payments) through the date of payment of the Optional Redemption Amount (as defined herein) (the "Optional Redemption


                                         26.

Date") and (2) the "Parity Value" of the shares to be redeemed (the greater of such amounts being the "Optional Redemption Amount"); provided that if such Redemption Event is pursuant to Article VII(A)( iv), the Company may, at its sole option, in lieu of the foregoing purchase, pay the Holder an amount equal to the Default Amount (as defined below) multiplied by the number of shares of Series D Preferred Stock held by such holder on the date of the Optional Redemption Notice. "Parity Value" means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such shares at such time (treating the Trading Day immediately preceding the Optional Redemption Date as the "Conversion Date" (as hereinafter defined), unless the Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest closing sale price for the Common Stock on the principal trading market for such shares during the period beginning on the date of first occurrence of the Redemption Event and ending on such "Conversion Date." "Default Amount" shall mean Fifty U.S. Dollars ($50).

     In the case of a Redemption Event, if the Company fails to pay the Default Amount or the Optional Redemption Amount, as applicable, for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series D Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to require the Company, upon written notice, to immediately issue (in accordance with and subject to the terms of Article V above), in lieu of the Default Amount or the Optional Redemption Amount, as applicable, with respect to each outstanding share of Series D Preferred Stock held by such holder, the number of shares of Common Stock of the Company equal to the Default Amount or the Optional Redemption Amount, as applicable, divided by any Conversion Price, as chosen in the sole discretion of the Holder, in effect from the date of the Redemption Event until the date such Holder elects to exercise its rights pursuant to this paragraph. Payment of the Default Amount shall not affect the holders ongoing rights with respect to the then outstanding shares of Series D Preferred Stock or the rights of such holders to pursue alternate damages in respect of the events giving rise to such payments.

     C. OPTIONAL REDEMPTION BY THE COMPANY. So long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock, for a period of twenty (20) days prior to the date of delivery of any written notice of redemption pursuant to Article VII(C), are then (x) authorized and reserved for issuance, (y) registered for re-sale under the 1933 Act by the Holders (or may otherwise be resold publicly without restriction); provided, however, that this clause (y) shall not apply to any redemption made with the proceeds from a Qualified Offering (as defined), and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Redemption Event in effect the Company may, at its option, upon twenty (20) Business Days' irrevocable written notice, redeem the Series D Preferred Stock, as follows:

          (i) Beginning upon the earlier to occur of (a) the date that the Company completes an underwritten public offering of its Common Stock or Rule 144A offering to "qualified institutional buyers" and "accredited institutional investors" in an amount of at least $10,000,000 (a "Qualified Offering"), or (b) the date that is eighteen months following the Closing Date, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding Series D Preferred Shares at 110% of the


                                         27.

Face Amount of the Series D Preferred Shares during the first 12 months following issuance, and thereafter 120% of the Face Amount of the Series D Preferred Shares, in each case plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

          (ii) Beginning on the date any Holder reaches such Holder's Maximum Share Amount, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding shares of Series D Preferred Stock held by the Holder who has reached its Maximum Share Amount at a price per share equal to 100% of the Face Amount such shares of Series D Preferred Stock plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

     Nothing in this Article VII(C) shall prohibit conversions of Series D Preferred Stock otherwise permitted pursuant to the terms of this Article Sixth,
Section 4 during the pendency of any notice of optional redemption by the Company hereunder.

     D. MATURITY; REQUIRED REDEMPTION. Subject to the limitations contained in Article VII(F) and so long as there is not then a continuing Redemption Event, hereof each share of Series D Preferred Stock outstanding on the third anniversary of the Closing Date (the "Maturity Date") will be redeemed at the Company's sole option, (a) so long as the Company has provided the Holders ten
(10) business days prior written notice of its election to pay cash on the Maturity Date, in cash equal to the aggregate face value thereof plus accrued and unpaid dividends, if any, and any other amounts payable thereon or, (b) by delivery of a number of shares of Common Stock issuable upon conversion of all of the Series D Preferred Stock at the lesser of the then-applicable Conversion Price and the five trading day average closing bid price on the Maturity Date, including any adjustment under Article X; provided that (i) any necessary approval for the issuance of additional shares has been obtained if the Maximum Share Amount has been reached (or will be exceeded as a result of any conversion at maturity), and (ii) all shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock are then (x) authorized and reserved for issuance, (y) registered under the Securities Act for resale by all Holders of such Series D Preferred Shares and (z) eligible to be traded on either the Nasdaq, Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange. The Maturity Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series D Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise),
(ii) any Redemption Event (as defined in Article V(A) exists, without regard to whether any cure periods shall have run or (iii) that the Company is in breach of any of its obligations pursuant to Section 4(g) of the Purchase Agreement.

     E. REDEMPTION DEFAULTS. If the Company fails to pay any Holder the redemption consideration with respect to any share of Series D Preferred Stock, as provided in this Article VII, within five (5) Business Days of its receipt or delivery, as applicable, of a notice requiring such redemption (the "Redemption Notice"), then each Holder (i) shall be entitled to interest on the redemption consideration not paid at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law from the date of the Redemption Notice until


                                         28.

the date of redemption hereunder. In the event the Company is not able to redeem all of the shares of Series D Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Series D Preferred Stock from each Holder, pro rata, based on the total number of shares of Series D Preferred Stock included in the Redemption Notice relative to the total number of shares of Series D Preferred Stock in all of the Redemption Notices. In the case of a Redemption Event, if the Company fails to pay the Optional Redemption Amount for each share for any reason (including, without limitation, the circumstances specified in Article VII(F)), within five (5) Business Days of the applicable Redemption Notice then (assuming there are sufficient authorized shares) in addition to all other available remedies, each Holder of Series D Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to convert, upon written notice, in lieu of the Redemption Amount, each outstanding share of Series D Preferred Stock held by such Holder, into the number of shares of Common Stock of the Company equal to the Redemption Amount, divided by the Conversion Price then in effect, subject in all cases to each such Holder's Maximum Share Amount.

     F. CAPITAL IMPAIRMENT. In the event that any section of the Delaware General Corporation Law ("DGCL"), would be violated by the redemption of any shares of Series D Preferred Stock that are otherwise subject to redemption pursuant to this Article VII, the Company: (i) will redeem the greatest number of shares of Series D Preferred Stock possible without violation of said Article; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Article Sixth, Section 4 and the agreements entered into in connection with the issuance of Series D Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said Article; and (iii) from time to time thereafter as promptly as possible the Company shall redeem shares of Series D Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of the DGCL.

                             VIII.  RANK; PARTICIPATION

     A. RANK. All shares of the Series D Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders of a majority of the outstanding shares of Series D Preferred Stock obtained in accordance with Article XII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series D Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series D Preferred Stock obtained in accordance with Article XII hereof, if required) specifically ranking, by its terms, on parity with the Series D Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series D Preferred Stock obtained in accordance with
Article XII hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.


                                         29.

     B. PARTICIPATION. Subject to the rights of the Holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as such Holders, be entitled to such dividends paid and distributions made to the Holders of Common Stock to the same extent as if such Holders had converted their shares of Series D Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had been issued such Common Stock on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the Holders of Common Stock.

                            IX.  LIQUIDATION PREFERENCE

     A. LIQUIDATION OF THE COMPANY. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities and, together with the Holders of Series D Preferred Stock the Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each Series D Preferred Share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. CERTAIN ACTS NOT A LIQUIDATION. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

     C. DEFINITION OF LIQUIDATION PREFERENCE. The "Liquidation Preference" with respect to a share of Series D Preferred Stock means an amount equal to the Face Amount thereof plus any other amounts that may be due from the Company with respect thereto, including any


                                         30.

accrued and unpaid dividends, pursuant to this Article Sixth, Section 4 or the Registration Rights Agreement through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Article Sixth, Section 4 filed in respect thereof.

           X.   ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. STOCK SPLITS, STOCK DIVIDENDS, ETC. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Shares shall be proportionately increased, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Shares shall be proportionately reduced. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

     B. MAJOR TRANSACTIONS. If the Company shall consolidate with or merge into any corporation, sell all or substantially all of its assets, effectuate a transaction or series of transactions in which 50% or more of the voting power of the Company is disposed of or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Series D Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of the Holders of at least 50.1% of the outstanding shares of Series D Preferred Stock: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Series D Preferred Stock would have been entitled upon such Major Transaction (without regard to any limitations on conversion herein contained) and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefore as a part of such consolidation, merger or reclassification; and (ii) the Redemption Amount, in cash. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) Business Day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier). Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this Article X(B). If the Major Transaction Consideration does not consist entirely of United States dollars, the value of such other property shall be determined by a reputable accounting firm selected by the Company that is reasonably acceptable the Holders of a majority of the outstanding shares of Series D Preferred Stock.


                                         31.

     C. ADJUSTMENT DUE TO DISTRIBUTION. If at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the minimum Conversion Price per share shall be reduced by the value of such Distribution per share. If the Distribution does not consist entirely of U.S. Dollars, the value of such other property shall be determined by a reputable accounting firms selected by the Company that is reasonably acceptable to the Holders of a majority of the outstanding shares of Series D Preferred Stock.

     D. PURCHASE RIGHTS. If at any time after the Closing Date, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     E. ADJUSTMENT TO CONVERSION PRICE. If at any time when Series D Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-market price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for the Series D Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event during the calculation period preceding the Conversion Date. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

     F. ADJUSTMENT FOR RESTRICTED PERIODS. If (i) the Company fails to obtain effectiveness of the Registration Statement prior to ninety (90) days following the Closing Date, or (ii) the Registration Statement, once effective, lapses in effect, or sales cannot otherwise be made thereunder, whether by reason of the Company's failure or inability to amend or supplement the prospectus included therein ("Prospectus") in accordance with the Registration Rights Agreement or otherwise, then the 20 trading days period ("Lookback Period") used for determining the "Market Price" shall be extended to include (x) in the case of an event described in clause (i), the 20 trading days immediately preceding the 90th day following the Closing Date plus all Trading Days through and including the date of effectiveness of the Registration Statement, and (y) in the case of an event described in clause (ii), the number of trading days preceding the date on which the Holder is first notified that sales may not be made under the Prospectus, which would otherwise then be included in the Lookback Period plus all trading days through and including the date on which the Holder is notified that sales may again be made under the Prospectus. If a Holder of the Series D Preferred Stock reasonably determines that sales may not be made pursuant to the Prospectus, it shall notify the Company in writing and,


                                         32.

unless the Company provides Holder with an opinion of Company's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

     G. ADJUSTMENT TO CONVERSION PRICE UPON ANNIVERSARY DATE. If the average of the Closing Bid Prices of the Common Stock over the twenty (20) consecutive trading days immediately preceding the Anniversary Date is greater than 130% of the Closing Price, then beginning on the Anniversary Date, the Conversion Price will be reset to 130% of the Closing Price.

     H. ADJUSTMENT TO CONVERSION PRICE FOR MAJOR ANNOUNCEMENTS. In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock or otherwise publicly announces an intention to replace a majority of the Company's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article II. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this Article X(H) has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Article X(H) to become operative. Adjustment to Conversion Price for Major Announcements.

     I. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section X, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series D Preferred Stock.

                                 XI.  VOTING RIGHTS

     No Holder of the Series D Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, except as may be otherwise expressly required by law.


                                         33.

                            XII.  PROTECTION PROVISIONS

     So long as any Series D Preferred Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of majority of the outstanding shares of Series D Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series D Preferred Stock; (c) create or issue any Senior Securities; (d) create or issue any Pari Passu Securities (except for Pari Passu Securities that are convertible preferred securities with a fixed conversion price at a premium to the market price of the Common Stock at the date of issuance), (e) increase the authorized number of shares of Series D Preferred Stock; (f) increase the par value of the Common Stock; or (g) do any act or thing not authorized or contemplated by this Article Sixth, Section 4 which would result in any taxation with respect to the Series D Preferred Stock under
Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

                                XIII.  MISCELLANEOUS

     A. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Series D Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series D Preferred Stock Certificate(s), the Company shall execute and deliver new Series D Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series D Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Series D Preferred Stock.

     B. PAYMENT OF CASH; DEFAULTS. Whenever the Company is required to make any cash payment to a Holder under this Article Sixth, Section 4 (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law.

     C. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Article Sixth, Section 4 shall be cumulative and in addition to all other remedies available under this Article Sixth, Section 4, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Article Sixth, Section
4. Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein; provided, however, that the Company shall be entitled to prepare summaries of this


                                         34.

Article Sixth, Section 4 for purposes of complying with its disclosure obligations and in connection with bona fide disputes as to the operations of the provisions of this Article Sixth, Section 4.

     D. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     E. NOTICES. Any notice from a Holder to the Company hereunder shall be given to the Company in accordance with Section 8(f) of the Securities Purchase Agreement. Any notices from the Company to a Holder shall be given to such Holder at such Holder's address as shown in the stock register of the Company and otherwise in accordance with Section 8(f) of the Securities Purchase Agreement.

                                 ARTICLE SEVENTH.

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE EIGHTH.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE NINTH.

     Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                         35.

                                  ARTICLE TENTH.

     The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws or in an amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                 ARTICLE ELEVENTH.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE TWELFTH.

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                 ARTICLE THIRTEENTH.

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

     D. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the corporation's sole incorporator in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware. None of the Shares of the Corporation have been issued and none of the capital has been paid in.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on April 13th, 1999.

                                             /s/ Steven M. Harris
                                             -----------------------------------
                                             Steven M. Harris,
                                             Incorporator

                               CERTIFICATE OF MERGER

                                         OF

                               SOFTNET SYSTEMS, INC.
                              (A NEW YORK CORPORATION)

                                        INTO

                               SOFTNET SYSTEMS, INC.
                              (A DELAWARE CORPORATION)

     Pursuant to Section 252 of the Delaware General Corporation Law, SoftNet Systems, Inc., a Delaware corporation ("SoftNet - DE" or the "Surviving Corporation"), the surviving corporation in a merger with SoftNet Systems, Inc., a New York corporation ("SoftNet - NY" or the "Disappearing Corporation"), certifies as follows:

     1. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                          State of Incorporation
          ----                          ----------------------

          SoftNet -- DE                 Delaware
          SoftNet -- NY                 New York

     2. That the Agreement and Plan of Merger dated as of April 14, 1999, by and among SoftNet -- DE and SoftNet -- NY (the "Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

     3. That the name of the surviving corporation is SoftNet Systems, Inc. (Softnet -- DE)

     4. That the Amended and Restated Certificate of Incorporation of SoftNet -- DE shall continue in full force and effect as the Amended and Restated Certificate of Incorporation of the Surviving Corporation.

     5. That the executed Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 650 Townsend Street, Suite 225, San Francisco, CA 94103.

     6. That a copy of the Agreement will be furnished upon request and without charge, to any stockholder of any constituent corporation.

     7. The authorized capital stock of SoftNet -- NY is 25,000,000 shares of common stock par value $0.01 and 4,000,000 shares of preferred stock $0.10 par value.

     8.   That the Certificate of Merger shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed this 14th day of April, 1999.


                                        SOFTNET SYSTEMS, INC,
                                        a Delaware Corporation


                                        By: /s/ Garrett Girvan
                                           -------------------------------
                                          Its: Chief Operating Officer
                                              ----------------------------

                                        ATTEST:


                                        By: /s/ Steven M. Harris
                                           -------------------------------
                                           Its: Secretary
                                               ---------------------------

                               SECRETARY'S CERTIFICATE

     I, Steven M. Harris, Secretary of SoftNet Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, (the surviving corporation) hereby certify, as such Secretary, that the Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of SoftNet Systems, Inc., corporation of the State of New York, (the merged corporation) was duly submitted to the stockholders of said corporation, at an annual meeting of said stockholders, duly called and held separately from the meeting of Stockholders of any other corporation, for the purpose of among other things, considering and taking action upon said Agreement and Plan of Merger; that 8,844,736 shares of stock of said corporation were on said date issued and outstanding having voting power and that the proposed Agreement of and Plan of Merger was approved by the stockholders by an affirmative vote representing at least a majority of the outstanding stock of said corporation entitled to vote thereon, and that thereby the Agreement and Plan of Merger was at said meeting duly adopted as the act of the stockholders of said SoftNet Systems, Inc., Delaware corporation, and the duly adopted agreement of the said corporation.

     WITNESS may hand on this 14th day of April 1999.


                                                /s/ Steven M. Harris
                                                -------------------------------
                                                    Steven M. Harris, Secretary